Exhibit 3.122

Form LLC-5.5	Illinois
	Limited Liability Company Act	File# 0186947-7
June 2005	Articles of Organization
Secretary of State Jesse White		This space for use by Secretary of State.
Department of Business Services	SUBMIT IN DUPLICATE
Limited Liability Division
Room 351 Howlett Building	Must be typewritten.
501 S. Second St. Springfield, IL 62756	This space for use by Secretary of State.
www.cyberdriveillinois.com	Filling Fee: $500

Payment must be made by certified check,
cashier’s check, Illinois attorney’s check,	Approved: p
C.P.A.’s check or money order payable to
Secretary of State.

1.	Limited Liability Company Name: Jewel Osco Southwest (Illinois) LLC✓p

The LLC name must contain the words Limited Liability Company, L.L.C. or LLC and cannot contain the terms Corporation, Corp., Incorporated, Inc., Ltd., Co., Limited Partnership or LP.

2.	Address of principal place of business where records of the company will be kept: (P.O. Box alone or c/o is unacceptable.) 250 Parkcenter Boulevard, P.O. Box 20, Boise, ldaho 83726.

3.	Articles of Organization effective on: (check one)

☒ the filing date

☐ a later date (not to exceed 60 days after the filing date):
Month, Day, Year

4.	Registered Agent’s Name and Registered Office Address:

Registered Agent: Illinois Corporation Service Company
First Name Middle Initial Last Name

Registered Office: 801 Adlai Stevenson Drive (P.O. Box alone or Number Street Suite # c/o is unacceptable.) Springfield 62703 Sangamon County
City ZIP Code County

5.	Purpose(s) for which the Limited Liability Company is organized: (If more space is needed, attach additional 8 1⁄2” x 11” sheets.)

“The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act.”

6.	Latest date, if any, upon which the company is to dissolve: (Leave blank if duration Is perpetual.) Month, Day, Year

Printed by authority of the State of Illinois. August • 2005–5.5M–LLC-4.10

LLC-5.5

7.	(OPTIONAL) Other agreed upon events of dissolution and/or provisions for the regulation of the internal affairs of the Company: (If more space is needed, attach additional 8 1/2” x 11” sheets.)

8.	The Limited Liability Company: (Check either a or b below.)
a. ☐ is managed by the manager(s) (List names and business addresses.)

b. ☒ has management vested in the member(s) (List names and addresses.)

5665-768-1

Name: Jewel Osco Southwest, Inc.

Address: 1955 W North Avenue, Melrose Park, Illinois 60160.

9.	I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated May 26 , 2006
Month, Day Year

1. /s/ Paul G. Rowan		1.	1955 W. North Avenue
	Signature		Number Street

	Paul G. Rowan–President		Melrose Park
	Name and Title (type or print)		City/Town

	Jewel Osco Southwest, Inc., Organizer		Illinois 60160
	Name if a Corporation or other entity		State ZIP Code

2.		2.
	Signature		Number Street

	Name and Title (type or print)		City/Town

	Name if a Corporation or other entity		State ZIP Code

Signatures must be in black ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.

Printed by authority of the State of Illinois. August 2005–5.5M–LLC-4.10

Form LLC-37.25	lllinois	This space for use by Secretary of State
January 1999	Limited Liability Company Act
Jesse White	Articles of Merger
Secretary of State	SUBMIT IN DUPLICATE
Department of Business Services
Limited Liability Company Division	Must be typewritten
Room 359, Howlett Building	This space for use by Secretary of State
Springfield, IL 62756
http://www.sos.state.iI.us

Remit payment in check or money order,	Date 06/01/2006
payable to “Secretary of State.”	Assigned File # 0186-9477
Filing Fee is $100, but if merger of more	Filing Fee $100.00
than two entities, $50 for each additional	Approved: p
entity.

1.	Names of the entities proposing to merge, and the state or country of their organization:

Name of Entity	Type of Entity (Corporation Limited Liability Company, Limited Partnership, General Partnership or other permitted entity)	Domestic State or Country	Illinois Secretary of State File # (if any)
Jewel Osco Southwest, Inc.	corporation	Illinois	D5665-768-1

Jewel Osco Southwest (Illinois)	limited liability company	Illinois	0186947-7

LLC

2.	The plan of merger has been approved and signed by each limited liability company and other entity that is to merge. If a corporation is a party to the merger, a copy of the plan as approved is attached to these articles of merger.

3.	(a) Name of the surviving entity. Jewel Osco Southwest (Illinois) LLC

(b) Address of the surviving entity: 250 Parkcenter Blvd., P. O. Box 20, Bolse, ID 83726

4.	Effective date of merger: (check one)

a) ✓ the filing date, or

b) a later date, but not more than 30 days subsequent to the filing date:

(month, day and year)

5.	All limited liability companies that are parties to this merger and were on record with the Illinois Secretary of State prior to January 1,1998, have elected in their operating agreements to be governed by the amendatory Act of 1997.

Printed by authority of the State of Illinois. April 2006 — 500 — LLC 30.1

LLC-37.25

6.	If the survivor is a limited liability company, stated below are changes that are necessary to its articles of organization by reason of this merger:

1. Limited Liability Company Name: Jewel Osco Southwest LLC

7.	For the limited liability companies that are parties to the merger, complete the following:

Name of LLC	Jurisdiction	Organization Date	Date of Admission to
Illinois (foreign LLC’s)
Jewel Osco Southwest (Illinois)	Illinois	5/26/2006

LLC

8.	If the surviving entity is not a limited liability company, it agrees that it may be served with process in this State and is subject to liability in any action or proceeding for the enforcement of any liability or obligation of a Limited Liability Company previously subject to suit in this State which is to merge, and for the enforcement, as provided in this Act, of the right of members of any limited liability company to receive payment for their interest against the surviving entity.

9.	The undersigned entities caused these articles to be signed by the duly authorized person, each of whom affirms, under penalty of perjury, that the facts stated herein are true.

1.	/s/ Paul G. Rowan	2.
	(Signature)		(Signature)

	By: Paul G. Rowan, President		SEE ATTACHED FOR SIGNATURE
	(Type or print name and title)		(Type or print name and title)

	Jewel Osco Southwest, Inc.		OF SURVIVING ENTITY
	(Name if a corporation or other entity)		(Name if a corporation or other entity)

3.		4.
	(Signature)		(Signature)

	(Type or print name and title)		(Type or print name and title)

	(Name if a corporation or other entity)		(Name if a corporation or other entity)

If additional space is needed, it must be continued in the same format on a plain white 8 1/2X11 “ sheet, which must be stapled to this form.

(Signatures must be in Ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

Printed by authority of the State of Illinois. April 2006 — 500 — LLC 30.1

ARTICLES OF MERGER

Form LLC-37.25

9.	Signature #2

JEWEL OSCO SOUTHWEST (ILLINOIS) LLC

By:	American Food and Drug LLC, its Sole Member

	By:	Albertson’s INC, its Sole Member

	By:	/s/ Paul G. Rowan
Paul G. Rowan, Vice President